UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K

                                   CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 21, 2001



                    Nevada                              98-0168932
          (State or other jurisdiction      (IRS Employer idenficiation No.)
                 of incorporation)


                             930 West 1st Street, Suite 113,
                       North Vancouver, British Columbia, Canada V7P 3N4
                          (Address of principal executive offices)

Registrant's telephone number, including area code:  (604) 988-6440



ITEM 5.  OTHER MATTERS

BOARD OF DIRECTORS

On June 19, 2001 Braintech, Inc. appointed Mr. Babak Habibi as
President and Chief Operating Officer of the company as well as making Mr. Habibi a member of its board of directors.

From Mr. Habibi has been the Vice President of Engineering and responsible for supervising the design, development and deployment of the company's machine vision systems. He was also involved in the development of Braintech's Internet based service and support system.
Mr. Habibi has a Bachelor's and Master's Degree in Applied
Science from the University of Waterloo.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    BRAINTECH, INC.


Date:  July 10, 2001

                                                    "Grant Sutherland"
                                                 Grant Sutherland, Chairman